Exhibit 4.2
Warrant Agreement
                                WARRANT AGREEMENT
                                -----------------


WARRANT AGREEMENT dated as of _________, 2002, between National Beauty Corp., a Nevada corporation, (the "Company"), and the Warrant Agent (the "Warrant Agent") whose name, address and signature are set forth below.

WHEREAS, the Company proposes to issue Common Stock Purchase Warrants, as hereinafter described (the "Warrants"), to Warrant Holders to purchase up to an aggregate of 4,000,000 shares (subject to adjustment as provided herein) of its Common Stock, $.001 par value per share (the "Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares").

NOW, THEREFORE, in consideration of the foregoing and for the purposes of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

1.     APPOINTMENT  OF  WARRANT  AGENT
       -------------------------------

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, for the benefit of the Holders and the Company and the Warrant Agent hereby accepts such appointment.

2.     TRANSFERABILITY  AND  FORM  OF  WARRANT
       ---------------------------------------

2.1 REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register as they are issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

2.2 The Warrants shall be transferable on the books of the Company maintained at the principal office of the Warrant Agent upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the persons entitled thereto.

2.3 FORM OF WARRANT. The text of the Warrant and the Subscription Form shall be substantially as set forth in Exhibit "A" attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman of the Board or President under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

Warrants bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such office prior to the delivery of such Warrants, or did not hold such office on the date of this Agreement.

Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer. Warrants shall be numbered serially.

3.     COUNTERSIGNATURE  OF  WARRANTS
       ------------------------------

The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as Warrant Agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as Warrant Agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instruction of the Chairman of the Board, President, or Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 4,000,000 of Warrant Shares (subject to Section 7 hereof and adjustment pursuant to Section 10 hereof) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

4.     EXCHANGE  OF  WARRANT  CERTIFICATES
       -----------------------------------

Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

5.     TERM  OF  WARRANTS:  EXERCISE  OF  WARRANTS
       -------------------------------------------

5.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on issuance and until the close of business on ___________, 2005 to purchase from the Company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

5.2 EXERCISE OF WARRANTS. Warrants may only be exercised for the purchase of whole Warrant Shares. Warrants may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised (except as otherwise provided below), together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised.

Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such exercise of Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of such Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares provided further, however that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period of longer than twenty days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 3 hereof; and the Company, whenever required by the Warrant Agent will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

6.     PAYMENT  OF  TAXES
       ------------------

The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or deliver of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrants Shares are issued.

7.     MUTILATED  OR  MISSING  WARRANTS
       --------------------------------

In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agency may prescribe.

8.     RESERVATION  OF  WARRANT  SHARES;  PURCHASE  OF  WARRANTS
       ---------------------------------------------------------

8.1 RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved and available, out of its authorized Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent or its successors and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Transfer Agent or its successors the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent or its successors with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company.

8.2 PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

8.3 CANCELLATION OF WARRANTS. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

9.     WARRANT  PRICE

The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Price") shall be $.25 per share from the date that the Warrants are issued until ________, 2005 subject to adjustment pursuant to
Section  10  hereof.

10.     ADJUSTMENT  OF  WARRANT  PRICE  AND  NUMBER  OF  WARRANT  SHARES

The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

10.1 MECHANICAL ADJUSTMENTS. Except as provided below, the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(A) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of recapitalization of its shares of Common Stock other securities of the Company, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(B) In case the Company shall distribute to all holders of its shares of Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in Section 10.1 (c) hereof) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(C) For the purpose of any computation under Section 10.1(b) and Section 12 hereof, the current market price per share of Common Stock at any date shall be the average closing bid price of the Common Stock (if then traded in the over-the-counter market) or the average closing price of the Common Stock (if then traded on NASDAQ's National Market System or on a national securities exchange) for the five consecutive trading days ending the day prior to the date as of which such computation is made. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid or closing prices are not so reported, the current market price per share shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(D) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this
Section 10.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

(E) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant in effect immediately prior to such adjustment, shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(F) For the purpose of this Section 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrants Shares contained in Section 10.1(a) through Section 10.1(e), inclusive, above, and the provisions of Section 5 and Sections 10.2 and
10.3 hereof, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

10.2 NOTICE OF ADJUSTMENT. Whenever the number Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage repaid, to each Holder notice of such adjustment or adjustments, and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Warrant Share or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

10.3 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Subsection 10.1, no adjustment in respect of any cash dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

10.4 PRESERVATION OF PURCHASE RIGHTS UPON CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance, had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provision of this Section 10.4 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

10.5 REDUCTION OF WARRANT PRICE. The Company shall have the right to reduce the Warrant Price at any time upon thirty days prior written notice to all Holders.

10.6 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number of kind of shares purchasable upon the exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant certificates initially issuable pursuant to this Agreement.

11.     EXPIRATION  OF  WARRANTS
At the close of business on ___________, 2005 all outstanding Warrants shall become void, and all rights of all Holders thereof and thereunder and under this Agreement shall cease.

12.     FRACTIONAL  SHARES

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. The number of full Warrant Shares which shall be issuable upon the exercise of Warrants shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 12, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current market price per Warrant Share (as defined in Section 10.1(c) above) multiplied by such fraction.

13.     NO  RIGHTS  AS  STOCKHOLDERS;  NOTICE  TO  HOLDERS

Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

(A) the Company shall declare any dividend payable in any securities upon its shares of Common Stock, or make any distribution (other than a cash dividend) to the Holders of its shares of Common Stock; or

(B) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any rights to subscribe thereto; or

(C) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed; then, in any one or more of said events, the Company shall (i) give notice in writing of such event to the Warrant Agent and the Holders as provided in Section 19 hereof and (ii) cause notice of such event to be published once in one or more newspapers printed in the English language and in general circulation in Carson City, Nevada such giving of notice and publication to be completed at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

14. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS; INSPECTION OF WARRANT AGREEMENT

The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

15.     MERGER  OR  CONSOLIDATION  OR  CHANGE  OF  NAME  OF  WARRANT  AGENT

Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 hereof. In case at the time such successor the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants wither in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

16.     CONCERNING  THE  WARRANT  AGENT
        -------------------------------

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

16.1 CORRECTNESS OF STATEMENTS. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

16.2 BREACH OF COVENANTS. The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

16.3 PERFORMANCE OF DUTIES. The Warrant Agent may execute any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees).

16.4 RELIANCE ON COUNSEL. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

16.5 PROOF OF ACTIONS TAKEN. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, President, Treasurer or Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

16.6 COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and fees arising as a result of the Warrant Agent's negligence or bad faith.

16.7     LEGAL  PROCEEDINGS.   The  Agent  shall  be  under  no  obligation  to
institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but the provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

16.8 OTHER TRANSACTIONS IN SECURITIES OF COMPANY. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

16.9 LIABILITY OF WARRANT AGENT. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

16.10     RELIANCE  ON  DOCUMENTS.   The  Warrant  Agent  will  not  incur  any
liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document of instrument reasonably believed by it to be genuine and to have been signed, sent or present by the proper party or parties.

16.11 VALIDITY OF AGREEMENT, ETC. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof) or in respect of the necessity or the extent of any adjustment to the Warrant Price or the number of Warrant Shares purchasable under a Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization, reservation, value or registration under securities laws of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, as to whether any Warrant Share (or other stock) will, when issued, be validly issued, fully paid and non-assessable, or as to the Warrant Price or the number of amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant of the method employed in making any adjustment to the foregoing.

16.12 INSTRUCTIONS FROM COMPANY. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Secretary or the Treasurer of the Company and, with respect to Section 2.2 hereof, the representative, and to apply to such officers or the representative, as the case may be, for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruction of any such officer or officers or the representative, as the case may be.

17.     CHANGE  OF  WARRANT  AGENT
        --------------------------

The Warrant Agent may resign and be discharged from all further duties and liabilities under this Agreement (except liabilities arising as a result of the Warrant Agent's own negligence or bad faith) by giving to the Company thirty days prior notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant agent a combined capital and surplus of a least $50,000,000, or a stock transfer company. After acceptance in writing of such appointment is received by the Company, the successor agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant agent any property at the time held by it hereunder, and legally and validly execute and deliver any further assurance, conveyance, act or deed necessary for that purpose. Failure to file any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant agent, as the case may be. In the event of such resignation or removal, the successor Warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such resignation or removal and the name and address of such successor Warrant agent.

18.     IDENTITY  OF  TRANSFER  AGENT
        -----------------------------

Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

19.     NOTICES
        -------

Any notice pursuant to the Agreement by the Company, or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or deliver (a) to the Company, at its offices Attention: President; (b) the Holder of the Warrant; at the address shown on the records of the Company or (c) to Warrant Agent, at its offices. Each party hereto may from time to time change address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant Agent.

20.     SUPPLEMENTS  AND  AMENDMENTS
        ----------------------------

The company and the Warrant Agent may from time to time supplement or amend this Agreement, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable, and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders; provided, however, that this Agreement shall not otherwise be supplemented or amended in any respect except with the consent in writing of the Holders of Warrants representing not less than 50% of the Warrants then outstanding; and provided further that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefore shall be made without the consent in writing of the Holder of the certificate representing such Warrant, other than changes as are specifically prescribed by this Agreement as originally executed.

21.     SUCCESSORS
        ----------

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

22.     APPLICABLE  LAW
        ---------------

This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any principles of conflicts of law.

23.     BENEFITS  OF  THIS  AGREEMENT
        -----------------------------

Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

24.     COUNTERPARTS
        ------------

This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

25.     CAPTIONS
        --------

The captions of the Sections and Subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

26.     TERMINATION
        -----------

This Agreement shall terminate at the close of business on ________, 2005 or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for any cash held by the Warrant Agent after the termination hereof.


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
IN WITNESS WHEREOF this Warrant Agreement has been executed by the undersigned to be effective as of the date set forth above.

National  Beauty  Corp.


By:  ______________
Name:  Edward  Roth
Title:  President

Warrant  Agent

By:  _____________
Name:  _____________
Title:  ______________
_____________________